UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2025

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Datavault License Agreement

On November 3, 2025, Scilex Holding Company (the “Company”) entered into a License Agreement (the “License Agreement”) with Datavault AI Inc. (“Datavault”).

Under the License Agreement, among other things, Datavault granted us a worldwide, exclusive, non-transferable license, with the right to sublicense, under the patents and know-how specified therein to among other things, research, develop, make, have made, use, sell, have sold, offer for sale, import, export, register, market, promote, advertise, commercialize and distribute the Proprietary Materials (as defined in the License Agreement, including a suite of patents related to Datavault’s data platforms and any products created therefrom within the Target Market (as defined below).

With respect to the foregoing, “Target Market” shall mean industries including biotechnology, biopharmaceutical, genetic, diagnostic, and data-related industries, and any markets relating to the generation, use, storage, analysis, tokenization, and exchange of DNA, genetic, diagnostic, and therapeutic data or materials.

The License Agreement expires upon the expiry of the patents underlying the Proprietary Materials, at which point the license shall become perpetual, irrevocable, non-exclusive and royalty-free. The License Agreement is subject to earlier termination if, among other things: (i) either party ceases to exist or becomes insolvent, (ii) either party commits a material breach of the License Agreement, (iii) the Company fails to make any required payment to Datavault that is not cured within 15 days, or (iv) the Company does not achieve and maintain annual royalty payments to Datavault of a minimum of $1,000,000 after 24 months following the date of the License Agreement.

As consideration for the license under the License Agreement, the Company agreed to pay Datavault (a) a non-refundable license fee of $10,000,000, payable in four equal installments of $2,500,000 on or before the last day of each fiscal quarter, beginning on December 31, 2025, (b) subject to achievement of certain net sales for the Licensed Product, up to an aggregate of $2,550,000,000, and (c) a five-percent (5%) royalty on net sales of the Product (as defined therein) during the applicable royalty term under the License Agreement.

The License Agreement contains customary reciprocal indemnification obligations for Datavault and the Company and customary representations and warranties.

The foregoing is a summary of the material terms of the License Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On November 4, 2025, the Company issued a press release announcing the entry into the License Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	License Agreement, dated November 3, 2025, by and between Scilex Holding Company and Datavault AI Inc.

99.1	Press release, dated November 4, 2025.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji
	Name:	Henry Ji
Date: November 4, 2025	Title:	Chief Executive Officer & President